UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2021

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Logan M. Pichel as Chief Executive Officer of Republic Bank & Trust Company

On September 15, 2021, Republic Bank & Trust Company (the “Bank”), a wholly owned subsidiary of Republic Bancorp, Inc. (the “Company”), announced that, effective October 1, 2021, it will appoint Logan M. Pichel, its current President, to be the Chief Executive Officer and President. Steven E. Trager will transition from the role of Bank Chair and Chief Executive Officer to the position of Executive Chair of both the Bank and the Company and will retain the position of Chief Executive Officer for the Company.

Election of Logan M. Pichel as Director of Republic Bank & Trust Company and Director of Republic Bancorp, Inc.

On September 15, 2021, the boards of directors for both the Company and the Bank elected Mr. Pichel as a director effective immediately.

Mr. Pichel has served as President of the Bank since June 2020 and has been appointed as the Bank’s Chief Executive Officer effective as of October 1, 2021. Mr. Pichel received his undergraduate degree in finance from Ohio Northern University and his MBA from the University of Michigan. He has more than thirty years of banking and financial services experience. From 2005 until he began employment with the Bank, he served in various positions with Regions Bank, initially as National Production Manager with Regions Mortgage until 2010. From 2010-2018 Mr. Pichel served as Regions Bank’s Head of Consumer Lending, inclusive of mortgage, home equity, auto and personal loans as well as fintech and small-dollar lending; and from 2018-2019, its Head of Enterprise Operations, inclusive of bank operations, loan fulfillment and servicing, collections, and contact centers. From 2019 until joining the Bank, Mr. Pichel served as Regions Bank’s Executive Vice President and Head of Corporate Development – Financial Planning and Analysis and Mergers and Acquisitions where he was responsible for company budgeting, forecasting, capital allocation, business and product profitability analytics, and bank and non-bank mergers and acquisitions. From 2018 until his departure, Mr. Pichel also led Regions Bank’s Simplify and Grow initiative, which focused on making banking easier for customers, improving efficiencies of internal processes and accelerating revenue growth.

Based on Mr. Pichel's banking experience, his proven leadership skills, his education and background, and his specific experience, qualifications and attributes herein disclosed, the boards of directors for the Company and Bank determined that Mr. Pichel should serve as a director.

Change in Control Severance Agreements and Termination of Mr. Pichel’s April 24, 2020 Employment Agreement

On September 15, 2021, the Company’s board of directors approved, and the Company and the Bank entered into, Change in Control Severance Agreements (collectively, “Agreements”) with three executives, Mr. Pichel, Steven E. Trager, and A. Scott Trager, the Company’s President and Vice Chair and the Bank’s Vice Chair. The Agreements for Steven E. Trager and A. Scott Trager replace their previous Officer Compensation Continuation Agreements dated January 12, 1995. The Agreements’ initial terms end on December 31, 2022 with automatic renewal thereafter for successive two-year periods, unless the Company elects not to renew by providing written notice to the executive at least 60 days prior to the expiration of the then-current term.

On September 15, 2021, Mr. Pichel also executed a termination of his Employment Agreement dated April 24, 2020, with his Change in Control Severance Agreement replacing certain post-employment provisions contained in Mr. Pichel’s Employment Agreement.

Upon a change in control, as defined in the Agreements, any executive subject to an Agreement who is involuntarily terminated without cause, or resigns for good reason as a result of material changes in duties or compensation (both as defined in the Agreements), within a two-year period after such change in control would be entitled to receive the following benefits:

1) Pay to the executive of the unpaid balance of the executive’s full base salary through the date of termination;

2) Severance compensation equal to two times the executive’s base salary plus the average bonus paid to the executive officer in the prior three years, payable in installments over the 24 months following termination;

3) Pay as incurred to reimburse the executive for all legal fees and expenses incurred by the executive resulting from the termination;

4) Cause all stock options and stock appreciation rights held by the executive, immediately prior to the termination, to become immediately exercisable;

5) Maintain in full force and effect, for the benefit of the executive for two years following the date of termination, participation in all employee welfare benefit plans of the Company or Bank; and

6) Assign to the executive any assignable interest in any life insurance policy the Company owns on the executive’s life.

These benefits may be reduced if they would trigger an excise tax under the Internal Revenue Code Section 280G, but only if the net after-tax value to the executive after such reduction is higher than it would be if the entire amount were paid, and the executive paid the related excise taxes. The Agreements contain non-competition, non-solicitation, and confidentiality provisions binding upon the executives.

This summary of the Agreements is qualified in its entirety by reference to the form of executive officer change in control severance agreement filed as Exhibit 10.05 to Form 8-K on February 1, 2021.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.

10.1	Termination of Employment Agreement dated September 15, 2021 between Republic Bank & Trust Company and Logan M. Pichel

99.1	Republic Bank & Trust Company News Release dated September 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: September 15, 2021	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

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